EXHIBIT 11

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

                                 XILINX, INC.
               STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
                   (in thousands, except per share amounts)

                                                      Three  Months  Ended
                                                       June 28,   June 29,
                                                        1997       1996
                                                      ---------  ---------
PRIMARY
Weighted average number of common shares outstanding 73,495 72,176 Incremental common shares
    attributable to outstanding options                   7,831      6,768
                                                      ---------  ---------
Total shares                                             81,326     78,944
                                                      =========  =========
Net income                                            $  33,444  $  32,492
                                                      =========  =========
Net income per share                                  $    0.41  $    0.41
                                                      =========  =========

FULLY DILUTED
Weighted average number of common shares outstanding 73,495 72,176 Incremental common shares
    attributable to outstanding options                   7,831      6,768
                                                      ---------  ---------
Total shares                                             81,326     78,944
                                                      =========  =========
Net income                                            $  33,444  $  32,492
                                                      =========  =========
Net income per share                                  $    0.41  $    0.41
                                                      =========  =========


Note: The convertible debt is not included in the calculation of fully diluted net income per share since its inclusion would have had an anti-dilutive effect.

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